EXHIBIT 99.2

Segment and Category Revenues

(New Reporting Structure)

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Segment Revenues:
Network Solutions	$123,883	$129,505
Services & Support	18,321	13,330

Total	$142,204	$142,835

Category Revenues:
Access & Aggregation	$93,855	$92,851
Customer Devices	32,353	31,704
Traditional & Other Products	15,996	18,280

Total	$142,204	$142,835

Sales by Geographic Region:
United States	$116,348	$83,472
International	25,856	59,363

Total	$142,204	$142,835

Product and Segment Revenues

(Former Reporting Structure)

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015
Product Revenues:
Carrier Systems	$100,173	$100,439
Business Networking	35,661	35,381
Loop Access	6,370	7,015

Total	$142,204	$142,835

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$81,778	$84,794
Optical (included in Carrier Systems)	16,228	12,504
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	34,868	34,159

Total Core Products	132,874	131,457

Percentage of Total Revenue	93%	92%

HDSL (does not include T1) (included in Loop Access)	5,773	6,703
Other Products (excluding HDSL)	3,557	4,675

Total Legacy Products	9,330	11,378

Percentage of Total Revenue	7%	8%

Total	$142,204	$142,835

Segment Revenues:
Carrier Networks	$118,398	$116,014
Enterprise Networks	23,806	26,821

Total	$142,204	$142,835

Sales by Geographic Region:
United States	$116,348	$83,472
International	25,856	59,363

Total	$142,204	$142,835

Segment and Category Information

(Recast Historical Results)

(Unaudited)

(In thousands)

Segment Revenues
Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Network Solutions	$129,505	$144,098	$138,120	$115,699	$527,422
Services & Support	13,330	16,040	19,958	23,314	72,642

Total Revenue	$142,835	$160,138	$158,078	$139,013	$600,064

Segment Revenues
Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Network Solutions	$130,954	$158,832	$146,035	$123,711	$559,532
Services & Support	16,050	17,297	16,857	20,271	70,475

Total Revenue	$147,004	$176,129	$162,892	$143,982	$630,007

Segment Gross Profit
Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Network Solutions	$57,945	$59,888	$62,151	$53,595	$233,579
Services & Support	7,618	8,358	8,498	8,844	33,318

Total Gross Profit	$65,563	$68,246	$70,649	$62,439	$266,897

Segment Gross Profit
Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Network Solutions	$67,330	$76,162	$69,344	$58,681	$271,517
Services & Support	10,460	10,635	8,913	9,802	39,810

Total Gross Profit	$77,790	$86,797	$78,257	$68,483	$311,327

Category Revenues
Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Access & Aggregation	$92,851	$112,732	$103,431	$96,684	$405,698
Customer Devices	31,704	30,042	35,545	28,274	125,565
Traditional & Other Products	18,280	17,364	19,102	14,055	68,801

Total Revenue	$142,835	$160,138	$158,078	$139,013	$600,064

Category Revenues
Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Access & Aggregation	$87,645	$119,144	$104,535	$90,445	$401,769
Customer Devices	32,498	37,351	35,111	33,091	138,051
Traditional & Other Products	26,861	19,634	23,246	20,446	90,187

Total Revenue	$147,004	$176,129	$162,892	$143,982	$630,007

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